ITEM 9. Regulation FD Disclosure.
SIGNATURE

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2001

CLEVELAND-CLIFFS INC

(Exact name of registrant as specified in its charter)

OHIO	1-8944	34-1464672

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216-694-5700)

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure.

Cleveland-Cliffs Inc published a News Release on January 18, 2001 as follows:

CLEVELAND-CLIFFS ANNOUNCES IDLING
OF IRON ORE MINE IN MINNESOTA

      CLEVELAND, OH -— January 18, 2001 -— Cleveland-Cliffs Inc (NYSE:CLF) announced today that the owners of Hibbing Taconite Company, Hibbing, Minnesota, will temporarily idle the iron ore mining operation for an anticipated total of 10 weeks during 2001 to align iron ore pellet production with the requirements of the mine owners. Cliffs, through subsidiaries, is a 15 percent owner and manager of the mine.

      Mine operations will cease for a period of 6 weeks beginning January 28. A second vacation shutdown will be scheduled for this summer. Total downtime for the two shutdowns is not expected to exceed 10 weeks. The shutdown is expected to reduce production this year from Hibbing’s rated capacity of 8 million tons to approximately 6.7 million.

      A total of approximately 650 hourly employees will be laid off during the shutdown period. A small number of employees will be required for winterization and maintenance. Hourly employees will be eligible for unemployment compensation, as well as supplemental unemployment benefits.

      Noting that business conditions in the domestic steel industry have deteriorated significantly over the last several months, John S. Brinzo, Cliffs’ chairman and chief executive officer, said, “Adverse market changes have made this action necessary. It is going to take the combined efforts of the companies, employees, the union, the government and local communities to get us through this difficult period. We must, somehow, overcome all the barriers to progress. Most important of these barriers are record levels of unfairly traded steel imports, a slowing economy in the United States and Canada, low steel prices and a strong U.S. dollar.”

      In addition to the Hibbing production cut and a 700,000 ton reduction at Northshore Mining in Minnesota announced earlier, Cleveland-Cliffs is continuing to evaluate production levels at its two managed mines in Michigan.

      Cleveland-Cliffs is the largest supplier of iron ore products to the North American steel industry and is developing a significant ferrous metallics business. Subsidiaries of the Company manage and hold equity interests in iron ore mines in Michigan, Minnesota and Eastern Canada. Cliffs has a major iron ore reserve position in the United States and is a substantial iron ore merchant. References in this news release to “Cliffs” and the “Company” include subsidiaries and affiliates as appropriate to context.

This news release contains predictive statements with respect to iron ore production that are intended to be made as “forward-looking” within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties. Actual results may differ materially from such statements, due to further changes in steel industry business conditions and demand for iron ore pellets by the Company’s customers and other mine owners.

The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEVELAND-CLIFFS INC

By:	/s/ C. B. Bezik

Name: C. B. Bezik
Title: Senior Vice President-Finance

Dated: January 19, 2001

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